                                                                    EXHIBIT 10.2
                                                                    ------------

                               EXCHANGE AGREEMENT

                  THIS EXCHANGE AGREEMENT (this "Agreement") made as of this 27th day of March, 2003, by and between EUROTECH, LTD., a District of Columbia corporation ("Eurotech"), and MARKLAND TECHNOLOGIES, INC., a Florida corporation ("MKLD" or the "COMPANY").

                  When used in this Agreement, the following terms shall have the specified definitions, unless the context otherwise requires:

                  "CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations of Rights and Preferences of the Series D Preferred Stock, which Certificate of Designations is and shall be in the form attached hereto as EXHIBIT A. Such Certificate of Designations shall be the form filed with the Secretary of State of Florida.

                  "MKLD COMMON STOCK" shall mean the Common Stock of MKLD, $.0001 par value.

                  "PREFERRED D STOCK" shall mean the Series D Convertible Preferred Stock of MLKD, $.0001 par value.


                                 R E C I T A L S

                  A. Eurotech has agreed to enter into a Private Equity Credit Agreement with a third party in the principal amount of $10,000,000 (the "EQUITY LINE"). As a condition of closing such agreement, such third party will require that Eurotech and MKLD have entered into and affected the Exchange (as defined below).

                  B. Eurotech is the owner of two hundred thirty-nine million nine hundred twenty-seven thousand three hundred forty four (239,927,344) restricted shares of the MKLD Common Stock, of which one hundred million (100,000,000) shares form the subject of this Agreement (such 100,000,000 shares, the "EXCHANGED COMMON STOCK").

                  C. Eurotech wishes to acquire from MKLD 16,000 shares of Preferred D Stock in exchange for the Exchanged Common Stock, and the MKLD desires to affect such exchange (such transaction, the "EXCHANGE"), in each case on the terms set forth herein.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. (a) EXCHANGE. In consideration of the mutual benefits to be gained by the parties hereto pursuant to the Exchange and the other transactions contemplated by this Agreement, at the Closing (as defined below), Eurotech agrees to exchange with MKLD, and MKLD agrees to exchange with Eurotech, respectively, the Exchanged Common Stock for the Preferred D Stock.

                           (b) TERMINATION AND GRANT OF CERTAIN REGISTRATION
RIGHTS. Eurotech and the Company acknowledge that pursuant to that certain Exchange Agreement, dated December 9, 2002, by and among Eurotech, the Company and certain other parties, Eurotech was granted demand and piggy-back registration rights with respect to the MKLD Common Stock owned by Eurotech (the "OLD REGISTRATION RIGHTS"). At the Closing, Eurotech will agree to terminate the Old Registration Rights and will execute and deliver to the Company such instruments of termination as may be reasonably requested by the Company. Additionally, at the Closing, Eurotech and the Company will enter into a new Registration Rights Agreement in the form attached hereto as Exhibit B (the "NEW REGISTRATION RIGHTS AGREEMENT").

                  2. CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 7 and Section 8 below, the date of the closing of the Exchange pursuant to this Agreement (the "CLOSING DATE") shall be on April 15, 2003 or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur on the Closing Date at the offices of Krieger & Prager, 39 Broadway, Suite 1440, New York, New York or at such other location as may be agreed to by the parties.

                  3. MUTUAL DELIVERIES OF SHARES. At the Closing, upon the delivery by Eurotech of the Exchanged Common Stock duly endorsed for transfer, MKLD shall deliver to Eurotech the Preferred D Stock, bearing substantially the following legend:

                  THE SECURITIES REPRESENTED HEREBY (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                  4. REPRESENTATIONS AND WARRANTIES OF MKLD. MKLD represents and warrants to Eurotech that:

                           (a) The Company has the corporate power and authority
to enter into this Agreement, and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

                           (b) There is no pending, or to the knowledge of the
Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Agreement or which involves the Company and which if adversely determined, could reasonably be expected to have a material adverse effect on the Company.

                           (c) Except as specifically contemplated by this
Agreement and as required under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and any applicable federal and state securities laws, or as required under that certain Exchange Agreement, dated December 9, 2002, between MKLD, Market LLC and James LLC (the "Market/James Exchange Agreement"), MKLD is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof. Except for filings that may be required under applicable federal and state securities laws in connection with the issuance of the Preferred D Stock, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

                           (d) As of the date of this Agreement, the authorized
capital stock of the Company consists of 500,000,000 shares of common stock, par value $.0001 per share ("MARKLAND COMMON STOCK"), of which 313,870,869 shares shall be issued and outstanding as of the Closing Date, inclusive of the Exchanged Common Stock. All of the outstanding shares of Markland Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no additional issued and outstanding shares of Markland Common Stock. As of the Closing Date, there are certain shares of preferred stock of MKLD are issued and outstanding, consisting of (i) Series A Convertible Preferred Stock, par value $.0001 per share ("SERIES A PREFERRED") and (ii) Series C Convertible Preferred Stock, par value $.0001 per share ("SERIES C PREFERRED"), and no other shares of preferred stock of any class. Except for a certain promissory note held by Market, LLC which is convertible into shares of Markland Common Stock, to the actual knowledge of MKLD's current officers and directors, there are no material options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the shares of Series A Preferred and Series C Preferred have been duly and validly authorized and issued and are fully paid and non assessable.

                           (e) Except as contemplated by the Market/James
Exchange Agreement, to the actual knowledge of MKLD's current officers and directors, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, will not (i) conflict with or result in a violation of any provision of its certificate of incorporation, bylaws or other organizational documents, or
(ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration, modification or cancellation of, any contract, agreement, note, bond, indenture or other instrument to which the Company is a party or under which the Company, its assets or its capital stock is or may be effected, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to the Company or by which any property of the Company, the Markland Common Stock, the Series C Preferred or the Preferred D Stock are or will be bound or affected.

                           (f) The Company is a reporting company under the
Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the shares of Markland Common Stock are registered under Section 12(g) of the Exchange Act. The Company has made available to Eurotech, through electronic filings on EDGAR, each registration statement, report, proxy statement or information statement prepared by it since June 30, 2000, including its Annual Report on Form 10-KSB for the years ended June 30, 2001 and June 30, 2002 and its Quarterly Reports on Form 10-QSB for the quarters ended since June 30, 2000, in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission ("SEC") (collectively, including any such registration statements, reports, proxy statements or information statements filed subsequent to the Agreement Date, its "REPORTS"). Since June 30, 2000, Markland has made all filings required to be made by the Securities Act and the Exchange Act. Except as indicated in its Reports, to the knowledge of the directors, officers and employees of the Company, no Person or group beneficially owns 10% or more of the outstanding voting securities of the Company. As used in this Section 5(f), the terms "beneficially owns" and "group" shall have the meanings ascribed to such terms under Rule 13d-3 and Rule 13d-5 under the Exchange Act.

                           (g) Except as disclosed in the Company's Reports
filed prior to the Closing Date, the businesses of the Company has not been conducted in violation of any applicable laws, rules or regulations of any jurisdiction. Except as disclosed in the Company's Reports filed prior to the Closing Date, no investigation or review by any governmental or regulatory entity ("GOVERNMENTAL ENTITY") with respect to the Company is pending or, to the actual knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the Company or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

                  5. REPRESENTATIONS AND WARRANTIES OF EUROTECH. Eurotech hereby represents and warrants to the Company that:

                           (a) Eurotech has the corporate power and authority to
enter into this Agreement and to perform its obligations hereunder. The execution and delivery by Eurotech of this Agreement, and the consummation by Eurotech of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Eurotech. This Agreement has been duly executed and delivered by Eurotech and constitutes a valid and binding obligation of Eurotech, enforceable against it in accordance with its terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

                           (b) There is no pending, or to the knowledge of
Eurotech, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Agreement or which involves Eurotech, and which if adversely determined, could reasonably be expected to have a material adverse effect on Eurotech.

                           (c) Except as specifically contemplated by this
Agreement and as required under the Securities Act and any applicable federal and state securities laws, Eurotech is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof. Except for filings that may be required under applicable federal and state securities laws in connection with the exchange of the Exchanged Common Stock, all consents, authorizations, orders, filings and registrations which Eurotech is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

                           (d) Except as contemplated by that certain Pledge and
Security Agreement, dated December 19, 2002, between Eurotech and Woodward LLC (the "SECURITY AGREEMENT"), the execution, delivery and performance of this Agreement by Eurotech and the consummation by Eurotech of the transactions contemplated hereby, will not (i) conflict with or result in a violation of any provision of its certificate of incorporation, bylaws or other organizational documents, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Eurotech is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to Eurotech or by which any property of Eurotech or the Exchanged Common Stock are bound or affected.

                           (e) Eurotech is a sophisticated investor (as
described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Eurotech has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Preferred D Stock. Eurotech acknowledges that an investment in the Preferred D Stock is speculative and involves a high degree of risk.

                           (f) Eurotech has received all documents, records,
books and other information pertaining to Eurotech's acquisition of the Preferred D Stock pursuant to the Exchange that have been requested by Eurotech.

                           (g) Eurotech understands that (i) the sale or resale
of the shares of Preferred D Stock has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Preferred D Stock may not be transferred unless (a) the Preferred D Stock are sold pursuant to an effective registration statement under the Securities Act, (b) the Preferred D Stock are sold or transferred pursuant to an exemption from such registration, (c) the Preferred D Stock are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) ("RULE 144")) who agrees to sell or otherwise transfer the Preferred D Stock only in accordance with this section and who is an "accredited investor" (as defined under the Securities Act"), or (d) the shares of Preferred D Stock are sold pursuant to Rule 144, if such rule is available; (ii) any sale of such shares of Preferred D Stock made in reliance on Rule 144 may be made only in accordance with the terms of said rule and further, if said rule is not applicable, any resale of such shares of Preferred D Stock under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to comply with the terms and conditions of any exemption under the Securities Act.

                           (h) Except for the restrictions on the Exchanged
Common Stock contained in the Security Agreement, Eurotech is the owner of good and marketable title to the Exchanged Common Stock, free and clear of all liens, pledges, and encumbrances.

                  6. Nothing contained herein shall in any way otherwise limit Eurotech's right to sell or transfer the Preferred D Stock of the Company to be issued to Eurotech.

                  7. CONDITIONS TO MKLD'S OBLIGATIONS. The obligations of the Company hereunder to exchange and deliver the certificate(s) representing the Preferred D Stock to Eurotech at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for MKLD's sole benefit and may be waived by MKLD at any time in its sole discretion:

                           (a) Eurotech shall have executed this Agreement and
delivered same to MKLD.

                           (b) Eurotech shall have delivered the Exchanged
Common Stock in accordance with Section 3 above.

                           (c) The representations and warranties of Eurotech
shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Eurotech shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Eurotech at or prior to the Closing Date.

                           (d) No litigation, statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                           (e) Eurotech shall have executed and delivered to
MKLD (i) an instrument terminating the Old Registration Rights as contemplated by Section 1(b) above and (ii) the New Registration Rights Agreement.

                  8. CONDITIONS TO EUROTECH'S OBLIGATIONS. The obligation of Eurotech hereunder at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for Eurotech's sole benefit and may be waived by Eurotech at any time in its sole discretion.

                           (a) MKLD shall have executed this Agreement and
delivered the same to Eurotech.

                           (b) MKLD shall have delivered to Eurotech duly
executed certificate(s) representing the Preferred D Stock (in such denominations as Eurotech shall reasonably request) in accordance with Section 3 above.

                           (c) The representations and warranties of MKLD shall
be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and MKLD shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by MKLD at or prior to the Closing Date.

                           (d) No litigation, statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                           (e) MKLD shall have executed and delivered to
Eurotech the New Registration Rights Agreement.


                  9. GOVERNING LAW; MISCELLANEOUS

                           (a) GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL
BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITH SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING

UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT ANY PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTIES HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

                           (b) JURY TRIAL WAIVER. The parties hereby waive a
trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

                           (c) COUNTERPARTS. This Agreement may be executed in
one or more counterparts and by facsimile transmission, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                           (d) HEADINGS. The headings of this Agreement are for
convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                           (e) SEVERABILITY. If any provision of this Agreement
shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                           (f) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and
the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.

                           (g) NOTICES. Any notices required or permitted to be
given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier, overnight delivery service or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, overnight delivery service or confirmed facsimile transmission, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:
                  Eurotech, Ltd.
                  10306 Eaton Place, Suite 220
                  Fairfax, VA 22030
                  Attention: Don Hahnfeldt, President
                  Fax: 703-352-5994
                  with a copy (which shall not constitute notice) to:

                  Ellenoff, Grossman, Schole & Cyruli, LLP
                  370 Lexington Avenue
                  New York, NY 10017
                  Attention: Barry I. Grossman
                  Telecopier No.: 212-370-7889

                  If to Markland:

                  Markland Technologies, Inc.
                  54 Danbury Road, Suite #207
                  Ridgefield, CT  06877
                  Attention: Kenneth P. Ducey
                  Facsimile No.:  203-431-8301

                  with a copy (which shall not constitute notice) to:

                  Krieger & Prager, LLP
                  39 Broadway
                  New York, New York 10006
                  Facsimile No.: 212-363-2999

                  Each party shall provide notice to the other parties of any change in address.

                           (h) SUCCESSORS AND ASSIGNS. This Agreement shall be
binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

                           (i) THIRD PARTY BENEFICIARIES. This Agreement is
intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                           (j) NO STRICT CONSTRUCTION. The language used in this
Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                           (k) TERMINATION BY MUTUAL CONSENT. This Agreement may
be terminated and the Exchange may be abandoned at any time prior to the Closing Date by mutual written consent of Eurotech and the Company, through action of their respective Boards of Directors.

                  11. FEES. Eurotech agrees to assume the legal fees in excess of $10,000 incurred by MKLD in connection with the negotiation of the Agreement, and the preparation, execution and implementation of this Agreement, it being agreed that MKLD will be responsible for the first $10,000 of such fees.

                  12. PUBLICITY. The initial press release with respect to the Exchange shall be a joint, mutually agreed press release. Thereafter, Eurotech and the Company shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Exchange and prior to making any filings with any third party and/or any Governmental Entity (including any securities exchange) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any securities exchange.

                  13. ADVICE OF COUNSEL; WAIVER. Eurotech and MKLD each acknowledge and agree that they have had the opportunity to seek advice from separate legal counsel in connection with the transactions contemplated by this Agreement and further waive any conflict arising from the past, present or future representation of Eurotech by Ellenoff Grossman Schole & Cyruli, LLP, which firm, the parties acknowledge, has performed, and expects to perform, legal services for both Eurotech and MKLD.

                  14. FURTHER ASSURANCES. Each party shall do and perform or cause to be done and perform, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                            [Signature Page Follows]

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       EUROTECH LTD.



                                       By:    /s/ Don V. Hahnfeldt
                                              --------------------
                                              Name: Don V. Hahnfeldt
                                              Title:   President


                                       MARKLAND TECHNOLOGIES, INC.



                                       By:    /s/ Kenneth P. Ducey
                                              --------------------
                                              Name: Kenneth P. Ducey
                                              Title:   Executive Vice President





                     [Signature page to Exchange Agreement]